FOR IMMEDIATE RELEASE

>  GLOBAL HEADQUARTERS:

200 INNOVATION WAY,

AKRON,OHIO 44316-0001

>  MEDIA WEBSITE:

WWW.GOODYEARNEWSROOM.COM

>  MEDIA CONTACT:

ED MARKEY

330.796.8801

EMARKEY@GOODYEAR.COM

>  ANALYST CONTACT:

CHRISTIAN GADZINSKI

330.796.2750

CHRISTIAN_GADZINSKI@GOODYEAR.COM

Exhibit 99.1

NEWS RELEASE

GOODYEAR REPORTS FIRST QUARTER 2022 RESULTS

Net sales growth of 40% compared with the first quarter of 2021, 20% growth excluding the Cooper Tire transaction and foreign currency

First quarter Goodyear net income of $96 million; adjusted net income of $105 million

Merger-adjusted segment operating income of $311 million, up 38% compared to the first quarter of 2021

Continued global market share growth during the quarter, driven by consumer replacement

Price/mix exceeded raw materials by more than $130 million

Revenue per tire (excluding currency impact) up 17% versus first quarter of 2021

AKRON, Ohio, May 6, 2022 – The Goodyear Tire & Rubber Company today reported results for the first quarter of 2022.

“We delivered our highest first quarter revenue in 10 years despite ongoing supply chain disruptions, impacts from geopolitical issues in Europe and increasing COVID-19 restrictions in China,” said Richard J. Kramer, chairman, chief executive officer and president.

“Moreover, with the addition of Cooper Tire and the benefit of strong pricing actions across our key markets, our merger-adjusted segment operating income grew nearly 40%. I am extremely proud of our teams who continue to deliver excellent results in the face of new challenges.”

Goodyear’s first quarter 2022 sales were $4.9 billion, up 40% from a year ago. The increase was driven by the Cooper Tire merger, improvements in price/mix, higher volume, and increased sales from other tire-related businesses.

Tire unit volumes totaled 45.0 million, up 29% from the prior year’s period. Replacement and original equipment tire unit volume increased 35% and 9%, respectively, reflecting the addition of Cooper Tire unit volume and market share gains.

(more)

1

Goodyear’s first quarter 2022 net income was $96 million (33 cents per share) compared to net income of $12 million (5 cents per share) a year ago. There were several significant items in the period, including, on a pre-tax basis, rationalization charges of $11 million. First quarter 2022 adjusted net income was $105 million compared to adjusted net income of $102 million in the prior year’s quarter. Adjusted earnings per share were $0.37, compared to $0.43 in the prior year’s quarter, driven by increased taxes and interest expense. Per share amounts are diluted.

The company reported segment operating income of $303 million in the first quarter of 2022, up $77 million from a year ago. The company also reported merger-adjusted segment operating income of $311 million, which excludes incremental amortization of Cooper Tire intangible assets. The increase in segment operating income primarily reflects improvements in price/mix, the Cooper Tire merger and impacts of higher volume, including increased factory utilization. These factors were partially offset by higher raw material costs and inflationary cost pressures in transportation, wages, benefits and energy.

Reconciliation of Non-GAAP Financial Measures

See the note at the end of this release for further explanation and reconciliation tables for Total Segment Operating Income and Margin; Merger-Adjusted Segment Operating Income and Margin; Adjusted Net Income; and Adjusted Diluted Earnings per Share, reflecting the impact of certain significant items on the 2022 and 2021 periods.

Business Segment Results

Americas

	First Quarter
(in millions)	2022	2021

Tire Units	22.2	15.5

Net Sales	$2,915	$1,787

Segment Operating Income	216	114

Segment Operating Margin	7.4%	6.4%

Americas’ first quarter 2022 sales of $2.9 billion were 63% higher than in 2021, driven by the Cooper Tire merger, improvements in price/mix, and increased sales from other tire-related businesses. Tire unit volume increased 44%. Replacement tire unit volume increased 55%. Original equipment unit volume increased almost 5% despite ongoing customer supply chain challenges, driven by the addition of Cooper Tire’s units.

First quarter 2022 segment operating income of $216 million was up $102 million from the prior year’s quarter. The increase was driven by improvements in price/mix and the Cooper Tire merger. These factors were partially offset by higher raw material costs and inflationary cost pressures in wages, benefits and transportation.

(more)

2

Europe, Middle East and Africa

	First Quarter
(in millions)	2022	2021

Tire Units	14.5	12.7

Net Sales	$1,426	$1,231

Segment Operating Income	59	74

Segment Operating Margin	4.1%	6.0%

Europe, Middle East and Africa’s first quarter 2022 sales increased 16% from last year to $1.4 billion, primarily due to improvements in price/mix, higher volume and the Cooper Tire merger. Tire unit volume increased 14%. Replacement tire unit volume rose 22%. Original equipment unit volume decreased 9%, reflecting lower vehicle production.

First quarter 2022 segment operating income of $59 million was down $15 million from the prior year’s quarter, driven by higher raw material costs, inflationary cost pressures in energy, wages, benefits and transportation, and adverse foreign exchange. These factors were partially offset by improvements in price/mix and the impact of higher volume.

Asia Pacific

	First Quarter
(in millions)	2022	2021

Tire Units	8.3	6.8

Net Sales	$567	$493

Segment Operating Income	28	38

Segment Operating Margin	4.9%	7.7%

Asia Pacific’s first quarter 2022 sales increased 15% to $567 million, driven by the Cooper Tire merger, higher volume and improvements in price/mix. Tire unit volume increased 21%, driven by the addition of Cooper Tire’s units. Replacement tire unit volume increased 11%. Original equipment unit volume increased 42%.

First quarter 2022 segment operating income of $28 million was down $10 million from the prior year’s quarter,

driven by higher raw material costs, partly offset by improvements in price/mix, the Cooper Tire merger and higher volume.

Conference Call

Goodyear will hold an investor conference call at 9 a.m. EDT today. Prior to the commencement of the call, the company will post the financial and other related information that will be presented on its investor relations website: http://investor.goodyear.com.

Participating in the conference call will be Richard J. Kramer, chairman, chief executive officer and president; Darren R. Wells, executive vice president and chief financial officer; and Christina L. Zamarro, vice president, finance and treasurer.

Investors, members of the media and other interested persons can access the conference call on the website or via telephone by calling either (877) 830-2597 or (785) 424-1881 before 8:55 a.m. EDT and providing the Conference ID “Goodyear.” A taped replay will be available by calling (888) 274-8337 or (402) 220-2329. The replay will also remain available on the website.

(more)

3

About Goodyear

Goodyear is one of the world’s largest tire companies. It employs about 72,000 people and manufactures its products in 57 facilities in 23 countries around the world. Its two Innovation Centers in Akron, Ohio, and Colmar-Berg, Luxembourg, strive to develop state-of-the-art products and services that set the technology and performance standard for the industry. For more information about Goodyear and its products, go to www.goodyear.com/corporate. GT-FN

Certain information contained in this press release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. There are a variety of factors, many of which are beyond our control, that affect our operations, performance, business strategy and results and could cause our actual results and experience to differ materially from the assumptions, expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to: our ability to achieve the expected benefits of the Cooper Tire & Rubber Company acquisition; the impact on us of the COVID-19 pandemic; increases in the prices paid for raw materials and energy; inflationary cost pressures; delays or disruptions in our supply chain or the provision of services to us; changes in tariffs, trade agreements or trade restrictions; our ability to implement successfully our strategic initiatives; actions and initiatives taken by both current and potential competitors; deteriorating economic conditions or an inability to access capital markets; a labor strike, work stoppage, labor shortage or other similar event; work stoppages, financial difficulties, labor shortages or supply disruptions at our suppliers or customers; the adequacy of our capital expenditures; foreign currency translation and transaction risks; our failure to comply with a material covenant in our debt obligations; potential adverse consequences of litigation involving the company; as well as the effects of more general factors such as changes in general market, economic or political conditions or in legislation, regulation or public policy. Additional factors are discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

(financial statements follow)

(more)

4

The Goodyear Tire & Rubber Company and Subsidiaries

Consolidated Statements of Operations (unaudited)

(In millions, except per share amounts)	Three Months Ended
	March 31,
	2022	2021

NET SALES	$4,908	$3,511

Cost of Goods Sold	3,966	2,751
Selling, Administrative and General Expense	688	564
Rationalizations	11	50
Interest Expense	104	79
Other (Income) Expense	5	34

Income before Income Taxes	134	33
United States and Foreign Tax Expense	38	15

Net Income	96	18
Less: Minority Shareholders’ Net Income	—	6

Goodyear Net Income	$96	$12

Goodyear Net Income - Per Share of Common Stock

Basic	$0.34	$0.05

Weighted Average Shares Outstanding	284	235

Diluted	$0.33	$0.05

Weighted Average Shares Outstanding	287	238

(more)

5

The Goodyear Tire & Rubber Company and Subsidiaries

Consolidated Balance Sheets (unaudited)

(In millions, except share data)	March 31,	December 31,
	2022	2021
Assets:
Current Assets:
Cash and Cash Equivalents	$1,053	$1,088
Accounts Receivable, less Allowance - $113 ($123 in 2021)	3,220	2,387
Inventories:
Raw Materials	1,032	958
Work in Process	211	191
Finished Products	2,783	2,445

	4,026	3,594
Prepaid Expenses and Other Current Assets	264	262

Total Current Assets	8,563	7,331
Goodwill	1,006	1,004
Intangible Assets	1,034	1,039
Deferred Income Taxes	1,581	1,596
Other Assets	1,159	1,106
Operating Lease Right-of-Use Assets	988	981
Property, Plant and Equipment, less Accumulated Depreciation – $11,233 ($11,130 in 2021)	8,291	8,345

Total Assets	$22,622	$21,402

Liabilities:
Current Liabilities:
Accounts Payable – Trade	$4,339	$4,148
Compensation and Benefits	644	689
Other Current Liabilities	836	822
Notes Payable and Overdrafts	570	406
Operating Lease Liabilities due Within One Year	206	204
Long Term Debt and Finance Leases due Within One Year	350	343

Total Current Liabilities	6,945	6,612
Operating Lease Liabilities	825	819
Long Term Debt and Finance Leases	7,450	6,648
Compensation and Benefits	1,375	1,445
Deferred Income Taxes	137	135
Other Long Term Liabilities	568	559

Total Liabilities	17,300	16,218
Commitments and Contingent Liabilities
Shareholders’ Equity:
Goodyear Shareholders’ Equity:
Common Stock, no par value:
Authorized, 450 million shares, Outstanding shares – 282 million in 2022 and 2021	282	282
Capital Surplus	3,109	3,107
Retained Earnings	5,669	5,573
Accumulated Other Comprehensive Loss	(3,915)	(3,963)

Goodyear Shareholders’ Equity	5,145	4,999
Minority Shareholders’ Equity – Nonredeemable	177	185

Total Shareholders’ Equity	5,322	5,184

Total Liabilities and Shareholders’ Equity	$22,622	$21,402

(more)

6

The Goodyear Tire & Rubber Company and Subsidiaries

Consolidated Statements of Cash Flows (unaudited)

(In millions)	Three Months Ended
	March 31,
	2022	2021
Cash Flows from Operating Activities:
Net Income	$96	$18
Adjustments to Reconcile Net Income to Cash Flows from Operating Activities:
Depreciation and Amortization	244	197
Amortization and Write-Off of Debt Issuance Costs	3	3
Provision for Deferred Income Taxes	3	(18)
Net Rationalization Charges	11	50
Rationalization Payments	(36)	(83)
Net (Gains) Losses on Asset Sales	(4)	—
Operating Lease Expense	74	70
Operating Lease Payments	(72)	(67)
Pension Contributions and Direct Payments	(16)	(9)
Changes in Operating Assets and Liabilities, Net of Asset Acquisitions and Dispositions:
Accounts Receivable	(842)	(526)
Inventories	(436)	(258)
Accounts Payable – Trade	276	221
Compensation and Benefits	(82)	19
Other Current Liabilities	19	(4)
Other Assets and Liabilities	51	105

Total Cash Flows from Operating Activities	(711)	(282)
Cash Flows from Investing Activities:
Capital Expenditures	(276)	(185)
Asset Dispositions	8	—
Short Term Securities Acquired	(9)	(29)
Short Term Securities Redeemed	16	41
Notes Receivable	(34)	(10)
Other Transactions	(5)	3

Total Cash Flows from Investing Activities	(300)	(180)
Cash Flows from Financing Activities:
Short Term Debt and Overdrafts Incurred	418	280
Short Term Debt and Overdrafts Paid	(246)	(285)
Long Term Debt Incurred	2,914	694
Long Term Debt Paid	(2,114)	(514)
Common Stock Issued	(5)	9
Debt Related Costs and Other Transactions	15	(40)

Total Cash Flows from Financing Activities	982	144
Effect of Exchange Rate Changes on Cash, Cash Equivalents and Restricted Cash	2	(34)

Net Change in Cash, Cash Equivalents and Restricted Cash	(27)	(352)
Cash, Cash Equivalents and Restricted Cash at Beginning of the Period	1,164	1,624

Cash, Cash Equivalents and Restricted Cash at End of the Period	$1,137	$1,272

(more)

7

Non-GAAP Financial Measures (unaudited)

This earnings release presents Total Segment Operating Income and Margin, Merger-Adjusted Segment Operating Income and Margin, Adjusted Net Income and Adjusted Diluted Earnings Per Share (EPS), which are important financial measures for the company but are not financial measures defined by U.S. GAAP, and should not be construed as alternatives to corresponding financial measures presented in accordance with U.S. GAAP.

Total Segment Operating Income is the sum of the individual strategic business units’ (SBUs’) Segment Operating Income as determined in accordance with U.S. GAAP. Total Segment Operating Margin is Total Segment Operating Income divided by Net Sales as determined in accordance with U.S. GAAP. Management believes that Total Segment Operating Income and Margin are useful because they represent the aggregate value of income created by the company’s SBUs and exclude items not directly related to the SBUs for performance evaluation purposes. The most directly comparable U.S. GAAP financial measure to Total Segment Operating Income is Goodyear Net Income and to Total Segment Operating Margin is Return on Sales (which is calculated by dividing Goodyear Net Income by Net Sales).

Merger-Adjusted Segment Operating Income is Total Segment Operating Income less the impact of the amortization of inventory step-up adjustments, the incremental amortization of intangible assets and other transaction-related items related to the Cooper Tire merger. Merger-Adjusted Segment Operating Margin is Merger-Adjusted Segment Operating Income divided by Net Sales as determined in accordance with U.S. GAAP. Management believes that Merger-Adjusted Segment Operating Income and Margin are useful because they allow investors to understand and evaluate the aggregate value of income created by the company’s SBUs in a manner that is more comparable to the performance of The Goodyear Tire & Rubber Company and Cooper Tire & Rubber Company in the periods before the merger by adjusting for certain expenses related to the Cooper Tire merger, including amortization of the Cooper Tire inventory step-up adjustments, incremental amortization of Cooper Tire intangible assets and other transaction-related items.

Adjusted Net Income is Goodyear Net Income as determined in accordance with U.S. GAAP adjusted for certain significant items. Adjusted Diluted Earnings Per Share is the company’s Adjusted Net Income divided by Weighted Average Shares Outstanding-Diluted as determined in accordance with U.S. GAAP. Management believes that Adjusted Net Income and Adjusted Diluted Earnings Per Share are useful because they represent how management reviews the operating results of the company excluding the impacts of non-cash impairment charges, rationalizations, asset write-offs, accelerated depreciation, asset sales and certain other significant items.

It should be noted that other companies may calculate similarly titled non-GAAP financial measures differently and, as a result, the measures presented herein may not be comparable to such similarly titled measures reported by other companies.

See the tables below for reconciliations of historical Total Segment Operating Income and Margin, Merger-Adjusted Segment Operating Income and Margin, Adjusted Net Income and Adjusted Diluted Earnings Per Share to the most directly comparable U.S. GAAP financial measures.

(more)

8

Merger-Adjusted Segment Operating Income and Margin, Segment Operating Income and Margin

Reconciliation Table

(In millions)	Three Months Ended
	March 31,
	2022	2021

Merger-Adjusted Segment Operating Income	$311	$226
Incremental Amortization of Cooper Tire Intangible Assets	(8)	—

Total Segment Operating Income	$303	$226
Rationalizations	(11)	(50)
Interest Expense	(104)	(79)
Other Income (Expense)	(5)	(34)
Corporate Incentive Compensation Plans	(19)	(9)
Retained Expenses of Divested Operations	(3)	(3)
Other	(27)	(18)

Income before Income Taxes	$134	$33
United States and Foreign Tax Expense	38	15
Less: Minority Shareholders’ Net Income	—	6

Goodyear Net Income	$96	$12

Net Sales	$4,908	$3,511
Return on Net Sales	2.0%	0.3%
Total Segment Operating Margin	6.2%	6.4%
Merger-Adjusted Segment Operating Margin	6.3%	6.4%

(more)

9

Adjusted Net Income and Adjusted Diluted Earnings per Share

Reconciliation Tables

First Quarter 2022	Income Before Income Taxes	Taxes	Minority Interest	Goodyear Net Income	Weighted Average Shares Outstanding- Diluted	Diluted EPS

(In millions, except EPS)

As Reported	$134	$38	$—	$96	287	$0.33

Significant Items:

Rationalizations, Asset Write-offs and Accelerated Depreciation Charges	11	2		9		0.03
Discrete Tax Items		(4)		4		0.02
Asset Sales	(4)			(4)		(0.01)

	7	(2)	—	9		0.04

As Adjusted	$141	$36	$—	$105	287	$0.37

First Quarter 2021	Income Before Income Taxes	Taxes	Minority Interest	Goodyear Net Income	Weighted Average Shares Outstanding- Diluted	Diluted EPS

(In millions, except EPS)

As Reported	$33	$15	$6	$12	238	$0.05

Significant Items:

Rationalizations, Asset Write-offs and Accelerated Depreciation Charges	50	5		45		0.19
Americas Inventory Valuation & Other Adjustments	20	1		19		0.08
Americas Winter Storm Impact	23	6		17		0.07
Acquisition Related Transaction Costs	8	2		6		0.03
Discrete Tax Items		(3)		3		0.01

	101	11	—	90		0.38

As Adjusted	$134	$26	$6	$102	238	$0.43

-0-

10